Exhibit 10.1

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT OF PURCHASE AND SALE AGREEMENT dated April 26, 2013, is made by and between Wheeler Interests, LLC a Virginia limited liability company, (“Assignor”), and WHLR-Winslow, LLC, a Delaware limited liability company (“Assignee”).

Background:

A. Wheeler Interests, LLC, a Virginia limited liability company and Winslow Plaza Investors, LP, a Delaware limited partnership previously entered into a Purchase and Sale Agreement, dated April 12, 2013 (the “Agreement”), with respect to the purchase of a shopping center located at Sicklerville, New Jersey and commonly referred to as Winslow Plaza;

B. Assignor desires to assign the Agreement to Assignee.

Agreement:

For and in consideration of the mutual promises herein, Assignor herby assigns all of its rights and delegates all of its obligations under the Agreement to Assignee, including all rights to any earnest money deposit or other payment, and Assignee hereby accepts the assignment of the rights of Assignor under the Agreement and assumes all of the obligations and liabilities of Assignor under the Agreement.

(Signature Page Follows)

In Witness Whereof, the parties have executed this Assignment as of the 26th day of April, 2013.

ASSIGNOR:

Wheeler Interests, LLC a Virginia limited liability company

/s/ Jon S. Wheeler
By Jon S. Wheeler, its Managing Member

ASSIGNEE:

WHLR-Winslow, LLC a Delaware limited liability company

/s/ Jon S. Wheeler
By Jon S. Wheeler, its Manager